Exhibit 99.1

FOR IMMEDIATE RELEASE

WHLR REAL ESTATE INVESTMENT TRUST, INC. ANNOUNCES 2019 FOURTH QUARTER FINANCIAL AND OPERATING RESULTS

Virginia Beach, VA – February 26, 2020 – WHLR Real Estate Investment Trust, Inc. (NASDAQ:WHLR) (“WHLR” or the “Company”) today reported financial and operating results for the three and twelve months ended December 31, 2019.

	Three Months Ended December 31,		Years Ended December 31,
	2019	2018	2019	2018

Net loss per common share	$(0.45)	$(1.66)	$(2.34)	$(3.17)
FFO per common share and common unit	0.11	(0.05)	(0.06)	0.42
AFFO per common share and common unit	0.02	0.15	0.40	0.73

2019 FOURTH QUARTER HIGHLIGHTS
(all comparisons to the same prior year period unless otherwise noted)

•
Total revenue from continuing operations increased by 0.64% or $102 thousand primarily due to increased tenant reimbursement recoveries as well as increased revenue from our JANAF asset. This increase was partially offset by revenue declines of $301 thousand due to asset sales.

•	Same store property revenues increased 3.57%.

•	Same store Net Operating Income ("NOI") increased by 3.14% and by 1.97% on a cash basis.

•	Reduced the KeyBank Line of Credit by $7.2 million through a refinancing of Litchfield Market Village, which represented a collateralized portion of the line of credit.

•	Executed 41 lease renewals totaling 480,008 square feet at a weighted-average increase of $0.33 per square foot, representing an increase of 4.50% over in-place rental rates.

•	Signed 13 new leases totaling approximately 40,631 square feet with a weighted-average rental rate of $12.57 per square foot.

•	Net loss attributable to WHLR's common stock, $0.01 par value per share ("Common Stock") shareholders of $4.3 million, or ($0.45) per share.

•
NOI from property operations remained flat at $11.2 million despite declines in NOI resulting from the impact of selling four income producing properties, totaling approximately $205 thousand, and increases in real estate tax and insurance expenses, which was offset by increases in tenant reimbursement revenue.

•	Adjusted Funds from Operations ("AFFO") of $0.02 per share of the Company's Common Stock and common unit ("Common Unit") in our operating partnership, Wheeler REIT, L.P.

•	Recognized a $51 thousand impairment charge on St. Matthews, a 29,000 square foot shopping center that was held for sale as of December 31, 2019.

2019 YEAR-TO-DATE HIGHLIGHTS

•	Sold three properties and an undeveloped land parcel for $16.0 million, resulting in a total gain of $1.7 million and net proceeds of $3.6 million.

•	Reduced WHLR's weighted-average interest rate to 4.71%, with an average loan term of 4.19 years from 4.84% with a term of 4.31 years at December 31, 2018.

•	Paid in full:

•	Bulldog Senior Convertible notes through scheduled principal and interest payments; and

•	Revere Term Loan through a combination of asset sale proceeds, operating cash flows and $300 thousand in monthly scheduled principal payments.

•	Paid down the KeyBank Line of Credit to $17.9 million with proceeds from the following sources:

•	$30.2 million of refinancings from the Village of Martinsville, Laburnum Square and Litchfield Market Village;

•	$1.9 million in specific principal payments; as well as

•	$2.2 million in monthly scheduled principal payments.

•	The 1,986,600 publicly traded warrants (CUSIP No.: 963025119) (NASQAQ: WHLRW) exchangeable into 248,325 shares of our Common Stock expired on April 29, 2019.

•	Recognized a $5.0 million impairment charge on Sea Turtle Development notes receivable bringing the carrying value to zero.

•
Recognized a total of $1.6 million in impairment charges on Perimeter Square, which was sold on July 12, 2019, and St. Matthews, which was sold on January 21, 2020, subsequent to year end, December 31, 2019.

•
Corporate general and administrative expenses decreased 19.39% resulting from decreases in employee share based compensation, severance, professional fees and debt financing expenses and savings from not pursing acquisition and development projects.

•	Net loss attributable to WHLR's Common Stock shareholders of $22.7 million, or ($2.34) per share.

•
Total revenue from continuing operations decreased by 3.24% or $2.1 million primarily due to the 2018 early termination fees of $1.3 million associated with Berkley Center Shopping Center and Southeastern Grocers ("SEG") recaptures as well as the revenue declines from the impact of selling five properties, approximately $1.3 million, partially offset by an increase of 5.53% in JANAF revenue and tenant reimbursement recoveries of $774 thousand.

•
NOI from property operations decreased by 5.36% to $43.9 million primarily due to the 2018 early termination fees of $1.3 million associated with Berkley Center Shopping Center and SEG recaptures and the declines in NOI resulting from the impact of selling five properties, approximately $984 thousand. These declines in NOI were partially offset by an increase of $93 thousand or 1.20% in NOI generated by JANAF.

•	AFFO of $0.40 per share of the Company's Common Stock and Common Unit in our operating partnership, Wheeler REIT, L.P.

SUBSEQUENT EVENTS

•
The Company and KeyBank entered into a Second Amendment to the KeyBank Line of Credit effective December 21, 2019 and the Company began making monthly principal payments of $350 thousand on November 1, 2019. The Second Amendment, among other provisions, requires a pledge of additional collateral of $15.00 million in residual equity interests. In addition, the Second Amendment requires the KeyBank Line of Credit to be reduced to $10.0 million by January 31, 2020, $2.0 million by April 30, 2020 and fully matures on June 30, 2020.

•	Reduced the KeyBank Line of Credit by $7.5 million through the below, leaving a remaining balance, as required by the Second Amendment, as of January 31, 2020 of $10.0 million, as noted below:

•	sold St. Matthews for a contract price of $1.8 million; and

•	refinanced the Shoppes at Myrtle Park for $6.0 million at a fixed rate of 4.45%.

•	The Company and the Synovus Bank agreed to extend the Rivergate Shopping Center loan to March 20, 2020.

BALANCE SHEET

•	Cash and cash equivalents totaled $5.5 million at December 31, 2019, compared to $3.5 million at December 31, 2018.

•
Restricted cash totaled $16.1 million at December 31, 2019, compared to $14.5 million at December 31, 2018. These funds are held in lender reserves for the purpose of tenant improvements, lease commissions, real estate taxes and insurance expenses.

•	Accounts payable, accrued expenses and other liabilities totaled $9.6 million at December 31, 2019, compared to $12.1 million at December 31, 2018, a decrease of $2.6 million.

•
Total debt was $347.1 million at December 31, 2019 (including debt associated with assets held for sale), compared to $369.6 million at December 31, 2018. The decrease of $22.6 million in debt is primarily a result of:

•	$1.1 million Revere Term Loan pay-off;

•	$12.3 million in payoffs as a result of asset sales;

•	$4.1 million of additional and scheduled principal pay-downs on the KeyBank Line of Credit; and

•	regularly scheduled principal payments.

•	WHLR's weighted-average interest rate was 4.71% with a term of 4.19 years at December 31, 2019 (including debt associated with assets held for sale).

•	Net investment properties as of December 31, 2019 totaled at $417.9 million (including assets held for sale), compared to $441.4 million as of December 31, 2018.

DIVIDENDS

•
At December 31, 2019, the Company had accumulated undeclared dividends of approximately $17.0 million to holders of shares of our Series A Preferred Stock, Series B Preferred Stock, and Series D Preferred Stock of which $3.5 million and $14.0 million are attributable to the three and twelve months ended December 31, 2019, respectively.

OPERATIONS AND LEASING

•	The Company's real estate portfolio is 89.8% leased as of December 31, 2019.

•	YTD 2019 Leasing Activity

•	Executed 149 lease renewals totaling 1,036,017 square feet at a weighted-average increase of $0.34 per square foot, representing an increase of 4.17% over in-place rental rates.

•	Signed 43 new leases totaling approximately 117,605 square feet with a weighted-average rental rate of $12.82 per square foot.

•
A new grocer tenant, ALDI, completed construction and opened in December 2019 an approximate 20,000 square foot grocery store, which replaced an existing approximate 10,000 square foot outparcel building at JANAF Shopping Center. The annual base rent increases $58 thousand with the new tenant and the lease expiration extends 17 years. As a result of the demolition of the existing building, the Company incurred a $331 thousand noncash write-off.

•	In September, a 20 year ground lease was executed for the development of a new Planet Fitness in the parking field at Freeway Junction in Stockbridge, Georgia.

•
The Company’s gross leasable area ("GLA"), which is subject to leases that expire over the next twelve months and includes month-to-month leases, increased to approximately 13.10% at December 31, 2019, compared to 7.08% at December 31, 2018. At December 31, 2019, 44.34% of this expiring GLA is subject to renewal options.

SAME STORE RESULTS
The same store property pool includes those properties owned during all periods presented in their entirety, while the non-same stores property pool consists of those properties acquired or disposed of during the periods presented.

•
Same store NOI for the three months ended December 31, 2019 compared to December 31, 2018, increased by 3.14% and 1.97% on a cash basis. Same store results were impacted by a 4.6% increase in property expenses, primarily due to increased real estate tax and insurance expenses, which was offset by increases in tenant reimbursement revenue.

•
Same store NOI for the years ended December 31, 2019 compared to December 31, 2018, declined by 4.27% and 2.84% on a cash basis. Same store results were impacted by a 2.04% decrease in property revenues, primarily a result of the 2018 early termination fee associated with Farm Fresh at Berkley Center Shopping Center, rent modifications to certain 2018 SEG leases, reduced rent at the SEG recaptured and backfilled locations and incremental vacancies. Same Store property expenses increased 3.48% due to an increase in repairs and maintenance expense related to buildings and parking lots.

ACQUISITIONS

•	In April 2019, the Company absorbed an approximate 25,000 square foot outparcel at JANAF as a result of an unlawful detainer with a delinquent tenant.

DISPOSITIONS

•	Sold Jenks Plaza for a contract price of $2.2 million, generating a gain of $387 thousand and net proceeds of $1.8 million.

•
Sold a 1.28-acre portion of an undeveloped land parcel at Harbor Pointe for a contract price of $550 thousand resulting in net proceeds of $19 thousand, paying off associated debt and retaining an approximate 4-acre unleveraged parcel.

•	Sold Graystone Crossing for a contract price of $6.0 million, generating a gain of $1.4 million and net proceeds of $1.7 million.

•	Sold Perimeter Square for a contract price of $7.2 million, generating a loss of $95 thousand and paying off associated debt.

SUPPLEMENTAL INFORMATION
Further details regarding Wheeler Real Estate Investment Trust, Inc.’s operations and financials for the year ended December 31, 2019, including a supplemental presentation, are available at https://ir.whlr.us/.

ABOUT WHEELER REAL ESTATE INVESTMENT TRUST, INC.
Headquartered in Virginia Beach, VA, Wheeler Real Estate Investment Trust, Inc. is a fully-integrated, self-managed commercial real estate investment company focused on owning and operating income-producing retail properties with a primary focus on grocery-anchored centers. Wheeler’s portfolio contains well-located, potentially dominant retail properties in secondary and tertiary markets that generate attractive, risk-adjusted returns, with a particular emphasis on grocery-anchored retail centers. For additional information about the Company, please visit: www.whlr.us.

A copy of Wheeler’s Annual Report on Form 10-K, which includes the Company’s consolidated financial statements and management’s discussion & analysis of financial condition and results of operations, will be available upon filing via the U.S. Securities and Exchange Commission website (www.sec.gov) or through Wheeler’s website at www.whlr.us.

DEFINITIONS
FFO, AFFO, Property NOI, EBITDA and Adjusted EBITDA are non-GAAP financial measures within the meaning of the rules of the Securities and Exchange Commission. Wheeler considers FFO, AFFO, Property NOI, EBITDA and Adjusted EBITDA to be important supplemental measures of its operating performance and believes it is frequently used by securities analysts, investors and other interested parties in the evaluation of REITs, many of which present FFO when reporting their results. FFO is intended to exclude GAAP historical cost depreciation and amortization of real estate and related assets, which assumes that the value of real estate assets diminishes ratably over time. Historically, however, real estate values have risen or fallen with market conditions. Because FFO excludes depreciation and amortization unique to real estate and gains and losses from property dispositions, the Company believes that it provides a performance measure that, when compared year-over-year, reflects the impact to operations from trends in occupancy rates, rental rates, operating costs, development activities and interest costs, providing perspective not immediately apparent from the closest GAAP measurement, net income.
Management believes that the computation of FFO in accordance with NAREIT’s definition includes certain items that are not indicative of the operating performance of the Company’s real estate assets. These items include, but are not limited to, nonrecurring expenses, legal settlements, legal and professional fees, and acquisition costs. Management uses AFFO, which is a non-GAAP financial measure, to exclude such items. Management believes that reporting AFFO in addition to FFO is a useful supplemental measure for the investment community to use when evaluating the operating performance of the Company on a comparative basis. Management also believes that Property NOI, EBITDA and Adjusted EBITDA represent important supplemental measures for securities analysts, investors and other interested parties, as they are often used in calculating net asset value, leverage and other financial metrics used by these parties in the evaluation of REITs.

FORWARD LOOKING STATEMENTS
This press release may contain “forward-looking” statements as defined in the Private Securities Litigation Reform Act of 1995. When the Company uses words such as “may,” “will,” “intend,” “should,” “believe,” “expect,” “anticipate,” “project,” “estimate” or similar expressions that do not relate solely to historical matters, it is making forward-looking statements. Forward-looking statements are not guarantees of future performance and involve risks and uncertainties that may cause the actual results to differ materially from the Company’s expectations discussed in the forward-looking statements. The Company’s expected results may not be achieved, and actual results may differ materially from expectations. Specifically, the Company’s statements regarding; 1) future generation of financial returns from its portfolio; 2) its ability to create higher occupancy rates, increases in annual rent spreads and increased NOI; and 3) its ability to enter into an amendment to the Amended and Restated Credit Agreement with KeyBank are forward-looking statements. These statements are not guarantees of future performance and are subject to risks, uncertainties and other factors, some of which are beyond our control, are difficult to predict and could cause actual results to differ materially from those expressed or forecasted in the forward-looking statements. For these reasons, among others, investors are cautioned not to place undue reliance upon any forward-looking statements in this press release.

Additional factors are discussed in the Company's filings with the U.S. Securities and Exchange Commission, which are available for review at www.sec.gov. The Company undertakes no obligation to publicly revise these forward-looking statements to reflect events or circumstances that arise after the date hereof.

Mary Jensen
Investor Relations
mjensen@whlr.us
(757) 627-9088

Wheeler Real Estate Investment Trust, Inc. and Subsidiaries
Consolidated Statements of Operations
(in thousands, except share and per share data)

	Three Months Ended December 31,		Years Ended December 31,
	2019	2018	2019	2018
REVENUE:
Rental revenues	$15,896	$15,748	$62,442	$63,036
Asset management fees	18	46	60	266
Commissions	—	38	65	140
Other revenues	156	136	595	1,833
Total Revenue	16,070	15,968	63,162	65,275
OPERATING EXPENSES:
Property operations	4,839	4,669	19,127	18,473
Non-REIT management and leasing services	—	16	25	75
Depreciation and amortization	5,150	6,151	21,319	27,094
Impairment of goodwill	—	5,486	—	5,486
Impairment of notes receivable	—	1,739	5,000	1,739
Impairment of real estate	—	3,938	—	3,938
Impairment of assets held for sale	51	—	1,598	—
Corporate general & administrative	2,090	1,749	6,633	8,228
Other operating expenses	—	—	—	250
Total Operating Expenses	12,130	23,748	53,702	65,283
(Loss) Gain on disposal of properties	(33)	151	1,394	2,463
Operating Income (Loss)	3,907	(7,629)	10,854	2,455
Interest income	—	1	2	4
Interest expense	(4,591)	(5,288)	(18,985)	(20,228)
Net Loss from Continuing Operations Before Income Taxes	(684)	(12,916)	(8,129)	(17,769)
Income tax benefit (expense)	8	32	(15)	(40)
Net Loss from Continuing Operations	(676)	(12,884)	(8,144)	(17,809)
Net Income from Discontinued Operations	—	—	—	903
Net Loss	(676)	(12,884)	(8,144)	(16,906)
Less: Net loss attributable to noncontrolling interests	(5)	(336)	(105)	(406)
Net Loss Attributable to Wheeler REIT	(671)	(12,548)	(8,039)	(16,500)
Preferred Stock dividends - declared	—	(169)	—	(9,790)
Preferred Stock dividends - undeclared	(3,657)	(3,037)	(14,629)	(3,037)
Net Loss Attributable to Wheeler REIT Common Shareholders	$(4,328)	$(15,754)	$(22,668)	$(29,327)

Loss per share from continuing operations (basic and diluted)	$(0.45)	$(1.66)	$(2.34)	$(3.26)
Income per share from discontinued operations	—	—	—	0.09
	$(0.45)	$(1.66)	$(2.34)	$(3.17)
Weighted-average number of shares:
Basic and Diluted	9,693,403	9,484,185	9,671,847	9,256,234

Wheeler Real Estate Investment Trust, Inc. and Subsidiaries
Consolidated Balance Sheets
(in thousands, except par value and share data)

	December 31,
	2019	2018
ASSETS:
Investment properties, net	$416,215	$436,006
Cash and cash equivalents	5,451	3,544
Restricted cash	16,140	14,455
Rents and other tenant receivables, net	6,905	5,539
Notes receivable, net	—	5,000
Assets held for sale	1,737	6,118
Above market lease intangibles, net	5,241	7,346
Operating lease right-of-use assets	11,651	—
Deferred costs and other assets, net	21,025	30,073
Total Assets	$484,365	$508,081
LIABILITIES:
Loans payable, net	$340,913	$360,190
Liabilities associated with assets held for sale	2,026	4,520
Below market lease intangibles, net	6,716	10,045
Operating lease liabilities	11,921	—
Accounts payable, accrued expenses and other liabilities	9,557	12,116
Total Liabilities	371,133	386,871
Series D Cumulative Convertible Preferred Stock (no par value, 4,000,000 shares authorized, 3,600,636 shares issued and outstanding; $101.66 million and $91.98 million aggregate liquidation preference, respectively)	87,225	76,955

EQUITY:
Series A Preferred Stock (no par value, 4,500 shares authorized, 562 shares issued and outstanding)	453	453
Series B Convertible Preferred Stock (no par value, 5,000,000 authorized, 1,875,748 shares issued and outstanding; $46.90 million aggregate liquidation preference)	41,087	41,000
Common Stock ($0.01 par value, 18,750,000 shares authorized, 9,694,284 and 9,511,464 shares issued and outstanding, respectively)	97	95
Additional paid-in capital	233,870	233,697
Accumulated deficit	(251,580)	(233,184)
Total Shareholders’ Equity	23,927	42,061
Noncontrolling interests	2,080	2,194
Total Equity	26,007	44,255
Total Liabilities and Equity	$484,365	$508,081

Wheeler Real Estate Investment Trust, Inc. and Subsidiaries
Reconciliation of Funds From Operations (FFO)
(unaudited, in thousands)

	Three Months Ended December 31,
	Same Store		Non-same Store		Total		Period Over Period Changes
	2019	2018	2019	2018	2019	2018	$	%

Net (Loss) Income	$(939)	$(12,868)	$263	$(16)	$(676)	$(12,884)	$12,208	94.75%
Depreciation and amortization of real estate assets	4,249	4,709	901	1,442	5,150	6,151	(1,001)	(16.27)%
Impairment of goodwill	—	5,486	—	—	—	5,486	(5,486)	(100.00)%
Impairment of real estate	—	3,938	—	—	—	3,938	(3,938)	(100.00)%
Impairment of assets held for sale	51	—	—	—	51	—	51	100.00%
Loss (gain) on disposal of properties	—	—	33	(151)	33	(151)	184	121.85%
FFO	$3,361	$1,265	$1,197	$1,275	$4,558	$2,540	$2,018	79.45%

	Years Ended December 31,
	Same Store		Non-same Store		Total		Year Over Year Changes
	2019	2018	2019	2018	2019	2018	$	%
Net (Loss) Income	$(9,122)	$(20,071)	$978	$3,165	$(8,144)	$(16,906)	$8,762	51.83%
Depreciation and amortization of real estate assets	17,298	21,944	4,021	5,150	21,319	27,094	(5,775)	(21.31)%
Impairment of goodwill	—	5,486	—	—	—	5,486	(5,486)	(100.00)%
Impairment of real estate	—	3,938	—	—	—	3,938	(3,938)	(100.00)%
Impairment of assets held for sale	451	—	1,147	—	1,598	—	1,598	100.00%
Gain on disposal of properties	—	—	(1,394)	(2,463)	(1,394)	(2,463)	1,069	43.40%
Gain on disposal of properties-discontinued operations	—	—	—	(903)	—	(903)	903	100.00%
FFO	$8,627	$11,297	$4,752	$4,949	$13,379	$16,246	$(2,867)	(17.65)%

Wheeler Real Estate Investment Trust, Inc. and Subsidiaries
Reconciliation of Funds From Operations (FFO)
(unaudited, in thousands)

	Three Months Ended December 31,		Years Ended December 31,
	2019	2018	2019	2018
Net Loss	$(676)	$(12,884)	$(8,144)	$(16,906)
Depreciation and amortization of real estate assets	5,150	6,151	21,319	27,094
Loss (Gain) on disposal of properties	33	(151)	(1,394)	(2,463)
Gain on disposal of properties-discontinued operations	—	—	—	(903)
Impairment of goodwill	—	5,486	—	5,486
Impairment of assets held for sale	51	—	1,598	—
Impairment of real estate	—	3,938	—	3,938
FFO	4,558	2,540	13,379	16,246
Preferred stock dividends declared	—	(169)	—	(9,790)
Preferred stock dividends undeclared	(3,657)	(3,037)	(14,629)	(3,037)
Preferred stock accretion adjustments	170	169	680	678
FFO available to common shareholders and common unitholders	1,071	(497)	(570)	4,097
Impairment of notes receivable	—	1,739	5,000	1,739
Acquisition and development costs	1	(46)	26	300
Capital related costs	4	168	144	576
Other non-recurring and non-cash expenses (1)	(19)	—	42	103
Share-based compensation	(242)	213	2	940
Straight-line rental revenue, net straight-line expense	7	(244)	6	(1,197)
Loan cost amortization	371	681	1,707	2,363
(Below) above market lease amortization	(676)	(274)	(1,261)	(695)
Recurring capital expenditures and tenant improvement reserves	(280)	(285)	(1,126)	(1,143)
AFFO	$237	$1,455	$3,970	$7,083

Weighted Average Common Shares	9,693,403	9,484,185	9,671,847	9,256,234
Weighted Average Common Units	234,900	259,054	234,999	389,421
Total Common Shares and Units	9,928,303	9,743,239	9,906,846	9,645,655
FFO per Common Share and Common Units	$0.11	$(0.05)	$(0.06)	$0.42
AFFO per Common Share and Common Units	$0.02	$0.15	$0.40	$0.73

(1)
Other non-recurring expenses are described in "Management's Discussion and Analysis of Financial Condition and Results of Operations" included in our Annual Report on Form 10-K for the year ended December 31, 2019.

Wheeler Real Estate Investment Trust, Inc. and Subsidiaries
Reconciliation of Property Net Operating Income
(unaudited, in thousands)

	Three Months Ended December 31,
	Same Store		Non-same Store		Total
	2019	2018	2019	2018	2019	2018
Net (Loss) Income	$(939)	$(12,868)	$263	$(16)	$(676)	$(12,884)
Adjustments:
Income tax benefit	(8)	(32)	—	—	(8)	(32)
Interest expense	3,873	4,355	718	933	4,591	5,288
Interest income	—	(1)	—	—	—	(1)
Loss (gain) on disposal of properties	—	—	33	(151)	33	(151)
Corporate general & administrative	2,051	1,719	39	30	2,090	1,749
Impairment of assets held for sale	51	—	—	—	51	—
Impairment of real estate	—	3,938	—	—	—	3,938
Impairment of notes receivable	—	1,739	—	—	—	1,739
Impairment of goodwill	—	5,486	—	—	—	5,486
Depreciation and amortization	4,249	4,709	901	1,442	5,150	6,151
Non-REIT management and leasing services	—	16	—	—	—	16
Asset management and commission revenues	(18)	(84)	—	—	(18)	(84)
Property Net Operating Income	$9,259	$8,977	$1,954	$2,238	$11,213	$11,215

Property revenues	$13,213	$12,758	$2,839	$3,126	$16,052	$15,884
Property expenses	3,954	3,781	885	888	4,839	4,669
Property Net Operating Income	$9,259	$8,977	$1,954	$2,238	$11,213	$11,215

Wheeler Real Estate Investment Trust, Inc. and Subsidiaries
Reconciliation of Property Net Operating Income (Continued)
(unaudited, in thousands)

	Years Ended December 31,
	Same Store		Non-same Store		Total
	2019	2018	2019	2018	2019	2018
Net (Loss) Income	$(9,122)	$(20,071)	$978	$3,165	$(8,144)	$(16,906)
Adjustments:
Income from Discontinued Operations	—	—	—	(903)	—	(903)
Income tax expense	15	40	—	—	15	40
Interest expense	15,788	16,581	3,197	3,647	18,985	20,228
Interest income	(2)	(4)	—	—	(2)	(4)
Gain on disposal of properties	—	—	(1,394)	(2,463)	(1,394)	(2,463)
Other operating expenses	—	—	—	250	—	250
Corporate general & administrative	6,439	8,040	194	188	6,633	8,228
Impairment of assets held for sale	451	—	1,147	—	1,598	—
Impairment of real estate	—	3,938	—	—	—	3,938
Impairment of notes receivable	5,000	1,739	—	—	5,000	1,739
Impairment of goodwill	—	5,486	—	—	—	5,486
Depreciation and amortization	17,298	21,944	4,021	5,150	21,319	27,094
Non-REIT management and leasing services	25	75	—	—	25	75
Asset management and commission revenues	(125)	(406)	—	—	(125)	(406)
Property Net Operating Income	$35,767	$37,362	$8,143	$9,034	$43,910	$46,396

Property revenues	$51,355	$52,426	$11,682	$12,443	$63,037	$64,869
Property expenses	15,588	15,064	3,539	3,409	19,127	18,473
Property Net Operating Income	$35,767	$37,362	$8,143	$9,034	$43,910	$46,396

Wheeler Real Estate Investment Trust, Inc. and Subsidiaries
Reconciliation of Earnings Before Interest, Taxes, Depreciation and Amortization - EBITDA
(unaudited, in thousands)

		Three Months Ended December 31,		Years Ended December 31,
		2019	2018	2019	2018
Net Loss		$(676)	$(12,884)	$(8,144)	$(16,906)
Add back:	Depreciation and amortization (1)	4,474	5,877	20,058	26,399
	Interest Expense (2)	4,591	5,288	18,985	20,228
	Income tax (benefit) expense	(8)	(32)	15	40
EBITDA		8,381	(1,751)	30,914	29,761
Adjustments for items affecting comparability:
	Acquisition and development costs	1	(46)	26	300
	Capital related costs	4	168	144	576
	Other non-recurring and non-cash expenses (3)	(19)	—	42	103
	Impairment of goodwill	—	5,486	—	5,486
	Impairment of notes receivable	—	1,739	5,000	1,739
	Impairment of assets held for sale	51	—	1,598	—
	Impairment of real estate	—	3,938	—	3,938
	Loss (Gain) on disposal of properties	33	(151)	(1,394)	(2,463)
	Gain on disposal of properties - discontinued operations	—	—	—	(903)
Adjusted EBITDA		$8,451	$9,383	$36,330	$38,537

(1)	Includes above (below) market lease amortization.

(2)	Includes loan cost amortization.

(3)
Other non-recurring expenses are described in "Management's Discussion and Analysis of Financial Condition and Results of Operations" included in our Annual Report on Form 10-K for the period ended December 31, 2019.